    As filed with the Securities and Exchange Commission on January 31, 1997
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  __________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                  __________

                              PHARMACOPEIA, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                         33-0557266
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Number)

              101 College Road East, Princeton, New Jersey 08540
                   (Address of principal executive offices)
                                  __________

                              PHARMACOPEIA, INC.
                          1994 INCENTIVE STOCK PLAN
                           (Full title of the Plan)
                                  __________

                           JOSEPH A. MOLLICA, PH.D.
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                              PHARMACOPEIA, INC.
              101 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY 08540
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (609) 452-3600
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  __________

                                   Copy to:

                             JAMES J. MARINO, ESQ.
                            DECHERT PRICE & RHOADS
                          997 LENOX DRIVE, SUITE 210
                        LAWRENCEVILLE, NEW JERSEY 08648
                                (609) 520-3200

                                  __________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                          Amount            Proposed             Proposed Maximum
               Title of                   to be         Maximum Offering        Aggregate Offering           Amount of
     Securities to be Registered        Registered     Price Per Share (1)          Price (1)            Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
      Common Stock, $0.0001 par      1,000,000 shares       $17.4375              $17,437,500.00            $5,284.09
                value
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (h) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock of Pharmacopeia, Inc. reported on the Nasdaq National Market on January 27, 1997.
                                  __________

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 relates to the registration of additional securities of the same class as other securities for which an earlier registration statement filed on Form S-8 relating to the Pharmacopeia, Inc. 1994 Incentive Stock Plan (the "Plan") is effective. Pursuant to the provisions of Paragraph E of the General Instructions to Form S-8, the contents of that earlier Registration Statement on Form S-8 (No. 33-80341) are hereby incorporated herein by reference. As of the date hereof, only 500,000 of the shares of Common Stock being registered pursuant to this Registration Statement have been approved by both the Board of Directors and stockholders of the registrant for issuance under the Plan. The remaining 500,000 shares of Common Stock have been approved for issuance under the Plan by the Board of Directors, and the Board of Directors has directed that the approval of these remaining 500,000 shares be submitted to the vote of the stockholders at the next annual meeting of stockholders, currently anticipated to be held on or about May 9, 1997.

ITEM 8. EXHIBITS

Exhibit 4.1    Restated Certificate of Incorporation, as amended(1)
Exhibit 4.2    By-laws of Pharmacopeia, Inc., as amended(1)
Exhibit 4.3    Pharmacopeia, Inc. 1994 Incentive Stock Plan(2)
Exhibit 5.1    Legal Opinion of Dechert Price & Rhoads
Exhibit 23.1   Consent of Ernst & Young LLP
Exhibit 23.2   Consent of Dechert Price & Rhoads
Exhibit 24.1   Power of Attorney

_____________
(1) Filed as an exhibit to Registration Statement on Form S-1 (No. 33-93460) and incorporated herein by reference.
(2) Filed as an exhibit to Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No. 0-27118) and incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, and the State of New Jersey, on this 30th day of January, 1997.

                                   PHARMACOPEIA, INC.


                                   By:/s/ Joseph A. Mollica
                                      --------------------------
                                      Joseph A. Mollica, Ph.D.
                                      Chief Executive Officer and Chairman
                                      of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Mollica, Ph.D. and Lewis J. Shuster or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                        DATE
          ---------                         -----                        ----
/s/ Joseph A. Mollica, Ph.D.       Chairman of the Board, Chief    January 30, 1997
-------------------------------
    Joseph A. Mollica, Ph.D.       Executive Officer (Principal
                                   Executive Officer)

/s/ Lewis J. Shuster               Chief Financial Officer         January 30, 1997
-------------------------------
    Lewis J. Shuster               (Principal Financial and
                                   Accounting Officer)

/s/ Frank Baldino, Jr., Ph.D.      Director                        January 30, 1997
-------------------------------
    Frank Baldino, Jr., Ph.D.

/s/ Max Wilhelm, Ph.D.             Director                        January 30, 1997
-------------------------------
    Max Wilhelm, Ph.D.

/s/ Lawrence A. Bock               Director                        January 30, 1997
-------------------------------
    Lawrence A. Bock

                                   Director
-------------------------------
    Brook E. Byers

                                   Director
-------------------------------
    Samuel D. Colella

/s/ Eileen M. More                 Director                        January 30, 1997
-------------------------------
    Eileen M. More

/s/ Gary E. Costley                Director                        January 30, 1997
-------------------------------
    Gary E. Costley

/s/ W. Clark Still, Ph.D.          Director                        January 30, 1997
-------------------------------
    W. Clark Still, Ph.D.

                                 EXHIBIT INDEX
                                 -------------

Exhibit 5.1         Legal Opinion of Dechert Price & Rhoads         Page 6

Exhibit 23.1        Consent of Ernst & Young LLP                    Page 7

Exhibit 23.2        Consent of Dechert Price & Rhoads               (Included in Exhibit 5.1)

Exhibit 24.1        Power of Attorney                               (See Page 4)